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As filed with the Securities and Exchange Commission on November 7, 2014

Registration No. 333-196521

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 7
to
FORM F-1
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cnova N.V.
(Exact name of Registrant as specified in its charter)

The Netherlands (State or other jurisdiction of incorporation or organization)	5961 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Professor Dr Dorgelolaan 30D
5613 AM Eindhoven
The Netherlands
+31 (0)40 250-2258
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

C T Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joshua G. Kiernan, Esq. Colin J. Diamond, Esq. White & Case LLP 1155 Avenue of the Americas New York, New York 10036 Phone: (212) 819-8200 Fax: (212) 354-8113	Adam O. Emmerich, Esq. Gordon S. Moodie, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 Phone: (212) 403-1000 Fax: (212) 403-2000	Phyllis G. Korff, Esq. Yossi Vebman, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Phone: (212) 735-3000 Fax: (212) 735-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

          This Amendment No. 7 to Form F-1 is being filed for the sole purpose of filing Exhibit 1.1 and to reflect such filing in the Exhibit Index. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibit. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 7 or 9 of Part II of the Registration Statement.

 PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6.    Indemnification of Directors and Officers

        Although Dutch law does not expressly provide for the indemnification of officers and directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the board is, in principle, accepted in the Netherlands. Our Articles of Association provide that we will indemnify our current and former directors and Co-CEOs against any financial losses or damages incurred by such person and any expense reasonably paid or incurred by such person in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative and whether formal or informal in which such person becomes involved, to the extent relating to his position if such person did not perform his duties properly and there is no insurance coverage for such financial losses, damages and expenses. In addition, upon completion of this offering, we intend to enter into indemnification agreements with our directors and officers. We also intend to purchase and maintain insurance on behalf of our directors and officers to insure them against such liabilities, expenses and claims.

        Reference is made to Section 8 of the underwriting agreement, the form of which is filed as Exhibit 1.1 to this registration statement, which will also provide for indemnification by the underwriters of us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Recent Sales of Unregistered Securities

        There have been no transactions during the preceding three fiscal years involving sales of our securities without registration under the Securities Act of 1933, as amended.

Item 8.    Exhibits and Financial Statement Schedules

  (a)
  See Exhibit Index beginning on page II-6 of this registration statement.

        The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of "materiality" that are different from "materiality" under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

        We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

  (b)
  Financial Statement Schedules

        All schedules have been omitted because they are not required, are not applicable or the required information is otherwise set forth in the consolidated financial statements or related notes thereto.

Item 9.    Undertakings

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

  1.
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  2.
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3.
  For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  4.
  For the purpose of determining any liability under the Securities Act, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    i.
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    ii.
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    iii.
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    iv.
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rio de Janeiro, Brazil on November 7, 2014.

Cnova N.V.
By:	/s/ VITOR FAGÁ DE ALMEIDA
	Name:	Vitor Fagá de Almeida
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

* Germán Quiroga	Co-Chief Executive Officer (Principal Executive Officer) and Director	November 7, 2014
* Emmanuel Grenier	Co-Chief Executive Officer	November 7, 2014
* Jean-Charles Naouri	Chairman, Director	November 7, 2014
* Líbano Miranda Barroso	Director	November 7, 2014
* Eleazar de Carvalho Filho	Director	November 7, 2014
* Didier Lévêque	Director	November 7, 2014
* Ronaldo Iabrudi dos Santos Pereira	Director	November 7, 2014

Name		Title	Date

* Arnaud Strasser		Director	November 7, 2014
/s/ FERNANDO TRACANELLA Fernando Tracanella		CFO and HR Director, Nova Pontocom	November 7, 2014
/s/ VITOR FAGÁ DE ALMEIDA Vitor Fagá de Almeida		Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2014
* Nicolas Woussen		Deputy CEO, Finance, Legal and HR, Cdiscount	November 7, 2014
*By:	/s/ FERNANDO TRACANELLA Fernando Tracanella Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act the undersigned has caused this Registration Statement to be signed solely in the capacity as the duly authorized representative of Cnova N.V. in the United States on November 7, 2014.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director

 EXHIBIT INDEX

        The following documents are filed as part of this registration statement:

1.1	Form of Underwriting Agreement
3.1	English translation of Amended and Restated Articles of Association of Cnova N.V.#
4.2
Form of Special Voting Agreement, among the Voting Depositary, Cnova N.V., Casino, Guichard-Perrachon S.A., Companhia Brasileira de Distribuição, Via Varejo S.A., Almacenes Éxito S.A., in the presence and acknowledgement of Marneylectro B.V., Marneylectro S.à r.l. and Nova Pontocom Comércio Eletrônico S.A.#
4.3	Form of Registration Rights Agreement among the Registrant and the other parties thereto#
5.1	Opinion of NautaDutilh N.V., Dutch counsel to Cnova N.V., as to the validity of the ordinary shares being issued#
10.1	Cnova 2014 Omnibus Incentive Plan#
10.4	English translation of the Development and Management Agreement, dated November 19, 2012, between Go Sport France S.A. and Cdiscount S.A.#
10.5	English translation of the Logistics Service Agreement, dated January 24, 2013, between Easydis S.A.S. and Cdiscount S.A.#
10.6	English translation of the First Amendment, dated May 16, 2014, to the Logistics Service Agreement, dated January 24, 2013, between Easydis S.A.S. and Cdiscount S.A.#
10.7	English translation of the Second Amendment, dated May 16, 2014, to the Logistics Service Agreement, dated January 24, 2013, between Easydis S.A.S. and Cdiscount S.A.#
10.8	English translation of the Cooperation Agreement, dated December 30, 2011, between Banque du Groupe Casino S.A. and Cdiscount S.A.#
10.9	English translation of the First Amendment, dated December 20, 2012, to the Cooperation Agreement, dated December 30, 2011, between Banque du Groupe Casino S.A. and Cdiscount S.A.#
10.10	English translation of the Second Amendment, dated June 28, 2013, to the Cooperation Agreement, dated December 30, 2011, between Banque du Groupe Casino S.A. and Cdiscount S.A.#
10.11	English translation of the Joint Venture Agreement, dated June 13, 2012, among Banque du Groupe Casino S.A., C2C-Cartes et Crédits à la Consommation S.A. and Cdiscount S.A.#
10.12	English translation of Agency Agreement, dated January 10, 2008, between Casino International S.A.S. and Cdiscount S.A.#
10.13	Sogecash International Pooling Service Agreement, dated November 25, 2013, between Société Générale S.A., Polca Holding S.A. and the entities participating in the cash pooling#
10.14	Cash Pooling Agreement, dated July 1, 2014, between Polca Holding S.A. and Cnova N.V.#
10.15	English summary of the Bacalan Sublease Agreement, dated March 27, 2014, between Casino, Guichard-Perrachon S.A. and Cdiscount S.A.#

10.16	English summary of the Cestas Commercial Lease Agreements, dated March 26, 2013, April 20, 2010 and February 7, 2014, by and between Cdiscount S.A., as lessee, and respectively Genepierre S.C.P.I. & Gene-Entreprise S.C.P.I., Pref 24 S.A.S. and Parcolog Bordeaux Cestas S.C.I., as lessors#
10.17	English translation of the Commercial Partnership Agreement, dated May 14, 2014, between Cdiscount S.A. and E.M.C. Distribution S.A.S.#
10.18	English translation of Pick-Up Point Agreement Regarding P30 Packages, dated January 1, 2013, between Cdiscount S.A. and Distribution Casino France S.A.S.#
10.19	English translation of the Amendment, dated May 16, 2014, to the Pick-Up Point Agreement Regarding P30 Packages, dated January 1, 2013, between Cdiscount S.A. and Distribution Casino France S.A.S.#
10.20	English translation of Pick-Up Point Agreement Regarding M30 Packages, dated January 1, 2013, between Cdiscount S.A. and Distribution Casino France S.A.S.#
10.21
English translation of the First Amendment, dated January 1, 2013, to the Pick-Up Point Agreement Regarding M30 Packages, dated January 1, 2013, between Cdiscount S.A. and Distribution Casino France S.A.S.#
10.22
English translation of the Second Amendment, dated May 16, 2014, to the Pick-Up Point Agreement Regarding M30 Packages, dated January 1, 2013, between Cdiscount S.A. and Distribution Casino France S.A.S.#
10.23	English translation of Pick-Up Point Agreement Regarding P30 Packages, dated May 16, 2014, between Cdiscount S.A and Franprix Leader Price Holding S.A.S.#
10.24	English translation of Pick-Up Point Agreement Regarding M30 Packages, dated May 16, 2014, between Franprix Leader Price Holding S.A.S. and Cdiscount S.A.#
10.25	English translation of Logistics Service Agreement, dated July 16, 2013, between CCV, S.N.C. and Cdiscount S.A.#
10.26	English translation of the First Amendment, dated May 16, 2014, to the Logistics Service Agreement, dated July 16, 2013, between CCV, S.N.C. and Cdiscount S.A.#
10.27	English translation of the Second Amendment, dated May 16, 2014, to the Logistics Service Agreement, dated July 16, 2013, between CCV, S.N.C. and Cdiscount S.A.#
10.28	English translation of the Finlandek Licensing Agreement, dated May 16, 2014, between Casino, Guichard-Perrachon S.A. and Cdiscount S.A.#
10.29	English translation of the Supply Agreement, dated May 19, 2014, between Cdiscount S.A. and EMC Distribution S.A.S.#
10.30	English translation of the Commercial Partnership Agreement, dated May 19, 2014, between Cdiscount S.A. and Distribution Casino France S.A.S.#
10.31	English translation of the Commercial Partnership Agreement, dated May 19, 2014, between Cdiscount S.A. and Distribution Casino France S.A.S.#
10.32	Management Support and Strategic Advisory Agreement dated June 4, 2014, among Casino, Guichard-Perrachon S.A., Euris S.A.S. and Cnova N.V.#
10.33	English translation of Lease Agreement, dated July 1, 2011, between Via Varejo S.A. (formerly known as Globex Utilidades S.A.), as lessor, and Nova Pontocom Comércio Eletrônico S.A., as lessee#

10.34	English translation of Lease Agreement, dated June 7, 2013, between Via Varejo S.A., as sublessor, Casa Bahia Comercial Ltda., as consenting party, and Nova Pontocom Comércio Eletrônico S.A., as lessee#
10.35
English translation of Lease Agreement, dated May 13, 2011, between Casa Bahia Contact Center Ltda., as sublessor, Casa Bahia Comercial Ltda., as consenting party, and Nova Pontocom Comércio Eletrônico S.A., as lessee#
10.36
English translation of the First Amendment, dated October 1, 2011, to the Lease Agreement, dated May 13, 2011, between Casa Bahia Contact Center Ltda., as sublessor, Casa Bahia Comercial Ltda., as consenting party, and Nova Pontocom Comércio Eletrônico S.A., as lessee#
10.37	English translation of Intercompany Loan Agreement, dated July 18, 2011, between Companhia Brasileira de Distribuição and Nova Pontocom Comércio Eletrônico S.A.#
10.38	English translation of the First Amendment to the Intercompany Loan Agreement, dated October 17, 2013, between Companhia Brasileira de Distribuição and Nova Pontocom Comércio Eletrônico S.A.#
10.39	Guaranty Agreement, dated April 29, 2014, among Companhia Brasileira de Distribuição, Nova Pontocom Comércio Eletrônico S.A., Via Varejo S.A. and Apple Computer Brasil Ltda.#
10.40	English translation of Operational Agreement, dated October 17, 2013, among Nova Pontocom Comércio Eletrônico S.A., Via Varejo S.A. and Companhia Brasileira de Distribuição#
10.41
English translation of First Amendment to the Operational Agreement, dated July 24, 2014, among Nova Pontocom Comércio Eletrônico S.A., Companhia Brasileira de Distribuição, Via Varejo S.A., CNova Comércio Eletrônico S.A. and Cnova N.V.#
10.42
English translation of Management Undertakings Agreement, dated July 23, 2014, among Nova Pontocom Comércio Eletrônico S.A., Germán Quiroga Pasquale Vilardo, Eduardo Khair Chalita, CNova Comércio Eletrônico S.A. and Cnova N.V.#
10.43
Framework and IPO Agreement, dated July 11, 2014, among Casino, Guichard-Perrachon S.A., Companhia Brasileira de Distribuição, Via Varejo S.A., Nova Pontocom Comércio Eletrônico S.A., Bruxelas Empreendimentos e Participações S.A. and Cnova N.V.#
10.44	Cnova Contribution Agreement, dated July 24, 2014, among Cnova N.V., Casino, Guichard-Perrachon S.A., Almacenes Éxito S.A. and Marneylectro B.V.#
10.45	Form of Indemnification Agreement between the Registrant and its directors and executive officers#
10.46	English translation of Indemnification Agreement, dated July 21, 2014, between Nova Pontocom Comércio Eletrônico S.A. and CNova Comércio Eletrônico S.A.#
10.47	Trademark License Agreement, dated July 24, 2014, between Companhia Brasileira de Distribuição and CNova Comércio Eletrônico S.A.#
10.48	Trademark License Agreement, dated July 24, 2014, between Via Varejo S.A. and CNova Comércio Eletrônico S.A.#
21.1	List of subsidiaries#
23.1	Consent of Ernst & Young Audit, Independent Registered Public Accounting Firm#
23.2	Consent of Ernst & Young Auditores Independentes S.S., Independent Registered Public Accounting Firm#

23.3	Form of Consent of NautaDutilh N.V. (included in Exhibit 5.1)#
24.1	Powers of attorney (included on signature page to the registration statement)#
24.2	Powers of attorney#
24.3	Power of attorney#
24.4	Powers of Attorney#
99.1	Consent of Jean-Charles Naouri as director nominee#
99.2	Consent of Ronaldo Iabrudi dos Santos Pereira as director nominee#
99.3	Consent of Eleazar de Carvalho Filho as director nominee#
99.4	Consent of Líbano Miranda Barroso as director nominee#
99.5	Consent of Didier Lévêque as director nominee#
99.6	Consent of Bernard Oppetit as director nominee#

#
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 6. Indemnification of Directors and Officers
  Item 7. Recent Sales of Unregistered Securities
  Item 8. Exhibits and Financial Statement Schedules
  Item 9. Undertakings
SIGNATURES
AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX